                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kirk R. Simme and Colin D. Stern and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Spirit of America, Inc.), to sign and file any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he might or could do in person and hereby ratifying and confirming all that each such attorney-in-fact and agent or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


              SIGNATURE                                    TITLE                             DATE
              ---------                                    -----                             ----

/s/ ERIC M. SPECTER                                  Director and President             April 14, 1999
    --------------------------
    Eric M. Specter


/s/ KIRK R. SIMME                                    Director, Vice President,          April 14, 1999
    --------------------------                       Treasurer and Secretary
    Kirk R. Simme


/s/ KATHLEEN H. LIEBERMAN                            Director, Vice President           April 14, 1999
    ---------------------                            and Assistant Secretary
    Kathleen H. Lieberman